UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2019, the Board of Directors (the “Board”) of Liquidia Technologies, Inc., a Delaware corporation (the “Company”), increased the number of authorized directors of the Board from seven to eight and appointed Katherine Rielly-Gauvin to the Board as a Class II director to fill the newly created vacancy in the Board.  The term of office for Class II directors expires at the Company’s 2020 annual meeting of stockholders.  Additionally, effective October 30, 2019, Ms. Rielly-Gauvin was appointed as a member of the Company’s Research and Development Committee and Nominating and Corporate Governance Committee.  A copy of the press release announcing Ms. Rielly-Gauvin’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Ms. Rielly-Gauvin, age 56, has served as the Vice President of Global Commercial Development of AbbVie Inc. (NYSE: ABBV) (“AbbVie”), a pharmaceutical research and development company, since January 2013.  At AbbVie, Ms. Rielly-Gauvin is responsible for developing the strategic commercial direction of key compounds in AbbVie’s pipeline across core therapeutic areas in Immunology, Oncology, Neuroscience and Specialty.  Prior to joining AbbVie, Ms. Rielly-Gauvin worked in the Johnson & Johnson family of companies across a variety of roles in commercial, medical affairs and research capacities, including Vice President and General Manager for the Janssen Commercial CNS organization. Ms. Rielly-Gauvin holds a Bachelor of Science degree in Chemistry from Simmons College and an MBA in Economics from Rutgers University.  Ms. Rielly-Gauvin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and was not appointed pursuant to any arrangement or understanding between Ms. Rielly-Gauvin and any other person.

In connection with Ms. Rielly-Gauvin’s appointment, on October 30, 2019, Ms. Rielly-Gauvin was granted a nonstatutory option to purchase 15,000 shares of the Company’s common stock, $0.001 par value per share, pursuant to the Company’s non-employee director compensation policy described under the heading “General Policy Regarding Compensation of Directors” disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on March 25, 2019.  Pursuant to this policy, Ms. Rielly-Gauvin will also receive annual cash compensation equal to $35,000 as a non-employee director, $5,000 annually as a member of the Research and Development Committee and $3,750 annually as a member of the Nominating and Corporate Governance Committee.

Item 8.01                                           Other Events.

On October 30, 2019, the Board appointed Dr. Joanna Horobin to the Company’s Compensation Committee.  Pursuant to the Company’s non-employee director compensation policy, Dr. Horobin will receive annual cash compensation equal to $5,000 for serving on the Compensation Committee.  In connection with the foregoing and the previously disclosed appointment of Ms. Rielly-Gauvin to the Board, effective October 30, 2019, the composition of the Board’s committees is as follows:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research and Development Committee
Arthur Kirsch	✓*	✓
Dr. Joanna Horobin		✓		✓
Katherine Rielly-Gauvin			✓	✓
Dr. Ralph Snyderman			✓*	✓*
Raman Singh	✓		✓
Dr. Seth Rudnick		✓	✓	✓**
Dr. Stephen Bloch	✓	✓*

* Denotes Chairperson.

** Denotes Vice Chairperson.

Item 9.01                                           Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit

99.1	Press Release of Liquidia Technologies, Inc., dated November 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 1, 2019	Liquidia Technologies, Inc.

	By:	/s/ Richard D. Katz, M.D.
		Name:	Richard D. Katz, M.D.
		Title:	Chief Financial Officer